Exhibit 10.38

                              EMPLOYMENT AGREEMENT

            This Employment Agreement, dated as of January 14, 2002 (this "Agreement"), is by and between America Home Mortgage, Inc., a New York corporation having a place of business at 520 Broadhollow Road, Melville, NY (the "Company"), and Richard Silver, 7 Harborview Drive, Northport, NY (the "Executive").

            WHEREAS, the Company wishes to assure itself of the services of the Executive, and the Executive desires to be employed by the Company, upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, the Company and the Executive hereby agree as follows:

            1. Definitions. Unless defined elsewhere in this Agreement, capitalized terms contained herein shall have the meanings set forth or incorporated by reference in Section 12.

            2. Employment. The Company agrees to employ the Executive, and the Executive hereby accepts such employment by the Company during the term set forth in Section 3 and on the other terms and conditions of this Agreement.

            3. Term. The term of this Agreement shall commence on January 14, 2002, and shall end on January 13, 2005 unless terminated earlier pursuant to
Section 7 herein. If the Executive remains in the employ of the Company after January 13, 2005, employment will be at will, and not subject to the terms of this Agreement, until and unless an extension of this Agreement or a new, successor agreement is successfully negotiated and set forth in writing.

            4. Position, Duties and Responsibilities; Rights.

            (a) During the term of this Agreement, the Executive shall serve as, and be elected to and hold the office and title of Controller of the Company. As such, the Executive shall have all of the powers and duties usually incident to the office of Controller of the Company, and shall have powers to perform such other reasonable additional duties as may from time to time be lawfully assigned to the Executive by the Chief Executive Officer of the Company and, if so directed by the Chief Executive Officer, the Chief Financial Officer of the Company.

            (b) During the term of this Agreement, the Executive agrees to devote substantially all the Executive's time, efforts and skills to the affairs of the Company during the Company's normal business hours, except for vacations, illness and incapacity, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods to (i) manage the Executive's personal investments, (ii) participate in professional, educational, public interest, charitable, civic or community activities, including activities sponsored by trade organizations, and (iii) serve as a director or member of an advisory committee of any corporation not in competition with the Company or any of its subsidiaries, or as an officer, trustee or director of any charitable, educational, philanthropic, civic, social or industry organizations, or as a speaker or arbitrator; provided, however, that the performance of the Executive's duties or
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responsibilities in any of such capacities does not materially interfere with the regular performance of the Executive's duties and responsibilities hereunder.

            5. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at the Company's principal executive offices, and shall not be required to be absent therefrom on travel status or otherwise for more than a reasonable time each year as necessary or appropriate for the performance of the Executive's duties hereunder.

            6. Compensation.

            (a) During the term of this Agreement, the Company shall pay the Executive, and the Executive agrees to accept a base salary at the rate of not less than $205,000.00 per year (the annual base salary as increased from time to time during the term of this Agreement being hereinafter referred to as the "Base Salary"). The Base Salary shall be paid in installments no less frequently than monthly. Any increase in Base Salary or other compensation shall not limit or reduce any other obligation of the Company hereunder, and once established at an increased specified rate, the Executive's Base Salary hereunder shall not thereafter be reduced.

            (b) During the term of this Agreement, the Executive shall be entitled to fringe benefits, including, without limitation, health insurance, in each case at least equal to, and on the same terms and conditions as, those attached to the Executive's office on the date hereof, as the same may be improved from time to time during the term of this Agreement, as well as to reimbursement, upon proper accounting, of all reasonable expenses and disbursements incurred by the Executive in the course of the Executive's duties.

            7. Termination of Employment. The Company may discharge the Executive and thereby terminate this Agreement prior to January 13, 2005 for cause or in the event of the Executive's disability or death. In such event, the Executive will not be entitled to severance.

            The Company may discharge the Executive for "Cause" only:

                  (A) if the Executive willfully and repeatedly fails to
            substantially perform the Executive's duties hereunder, other than by reason of a disability;

                  (B) if the Executive is grossly negligent or engages in gross misconduct in the performance of the Executive's duties hereunder;

                  (C) if the Executive knowingly engages in an act of
            dishonesty, an act of fraud or embezzlement, or any conduct resulting in a felony conviction;

                  (D) if the Executive fails to perform reasonably assigned
            duties in a manner that is congruent with and supportive of the Company's goals; however, discharge for cause will occur, pursuant to this Paragraph D, only if the Executive is given notice in accordance with Section 10 hereof, of the areas of performance failure and a ninety-day period in which to cure such performance failures.

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The Company may discharge the Executive due to the Executive's disability only if the Executive has suffered an accident or physical or mental illness that prevents the Executive from substantially performing the Executive's duties hereunder for three consecutive months. In such event, discharge will be without prejudice to any payments due to the Executive in respect of disability under any plan or practice of the Company.

            The Company may also discharge the Executive and thereby terminate this Agreement prior to January 13, 2005 without cause, and for reasons other than the Executive's disability or death. In such event, the Company shall pay the Executive severance equal to twelve months' compensation, unless termination occurs after January 13, 2004, in which case, severance shall be equal to the product of the number of days from termination to January 13, 2005 divided by 365 and twelve months' compensation, but in no event less than six months' compensation.

            The Executive may resign and thereby terminate this Agreement prior to January 13, 2005 without good reason. In such event, the Executive shall not be entitled to severance.

            The Executive may also resign and thereby terminate this Agreement prior to January 13, 2005 for good reason. In such event, the Company shall pay the Executive severance equal to twelve months' compensation unless termination occurs after January 13, 2004, in which case, severance shall be equal to the product of the number of days from termination to January 13, 2005 divided by 365 and twelve months' compensation, but in no event less than six months' compensation.

            The Executive may resign for good reason only if the Company (i) reduces the Executive's rate of compensation, or (ii) fails to obtain the assumption of, and the agreement to perform, this Agreement by any successor.

            If the Company discharges the Executive, it will deliver a notice letter of discharge pursuant to the notice provisions of Section 10, indicating if the discharge is for cause or due to the Executive's disability or death, or is without cause, and not due to the Executive's disability or death. If the Executive chooses to resign, the Executive will deliver a notice letter of resignation pursuant to the notice provisions of Section 10, indicating if the resignation is for or without good reason.

            8. Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all other agreements between the parties with respect to the subject matter hereof. Any amendment of this Agreement shall not be binding unless in writing and signed by both (i) an officer or director of the Company duly authorized to do so and (ii) the Executive.

            9. Enforceability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or enforceability shall not affect the validity or enforceability of any other provision of this Agreement.

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            10. Notices. All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be sent by hand delivery, registered or certified mail, return receipt requested or overnight courier, if to the Executive, to him at 7 Harborview Drive, Northport, NY 11768, and, if to the Company, to it at its principal executive offices at 520 Broadhollow Road, Melville, NY 11747, Attention: Human Resources Officer, with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New
York, New York 10038, Attention: Louis Bevilacqua, Esq., and shall be deemed given when sent. Either party may by like notice to the other party change the address at which it is to receive notices hereunder.

            11. Governing Law. THIS AGREEMENT IS EXECUTED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND BE ENFORCEABLE IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                       American Home Mortgage, Inc.




                                       By: /s/ Michael Strauss
                                           -----------------------------------
                                           Name:  Michael Strauss
                                           Title: President and Chief
                                                  Executive Officer



                                           /s/ Richard Silver
                                           -----------------------------------
                                           Richard Silver

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